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                                                                                        EXHIBIT 11

                            MGIC INVESTMENT CORPORATION AND SUBSIDIARIES
                         STATEMENT RE COMPUTATION OF PER SHARE EARNINGS (1)
                        For The Years Ended December 31, 2002, 2001 and 2000

                                                          2002             2001             2000
                                                          ----             ----             ----
                                                          (In thousands, except per share data)
BASIC EARNINGS PER SHARE

Average common shares outstanding                           103,725          106,941          106,202
                                                     ===============  ===============  ===============

Net income                                           $      629,191   $      639,137   $      541,999
                                                     ===============  ===============  ===============

Net income per share                                 $         6.07   $         5.98   $         5.10
                                                     ===============  ===============  ===============

DILUTED EARNINGS PER SHARE

Adjusted shares outstanding:
   Average common shares outstanding                        103,725          106,941          106,202
   Net shares to be issued upon exercise of
       common stock equivalents                                 489              854            1,058
                                                     ---------------  ---------------  ---------------
   Adjusted shares outstanding                              104,214          107,795          107,260
                                                     ===============  ===============  ===============

Net income                                           $      629,191   $      639,137   $      541,999
                                                     ===============  ===============  ===============

Net income per share                                 $         6.04   $         5.93   $         5.05
                                                     ===============  ===============  ===============



(1) Per Statement of Financial Accounting Standards No. 128, "Earnings Per
Share".
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